Exhibit 10.4.2

Integris Metals, Inc.

PHANTOM STOCK OPTION PLAN

The Phantom Stock Option Plan (hereinafter called the “Plan”) is hereby established by Integris Metals, Inc., a New York corporation (hereinafter called “Integris”), effective as of January 1, 2002.

Phantom Stock Options (“Awards”) may be granted to Employees under the Plan, from time to time, subject to adjustment as provided in Articles 11 and 12. Any shares subject to an Award that are forfeited, canceled, or expired may be awarded again under the Plan.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract and retain key management employees of Integris and to provide such persons with a proprietary interest in the Company through the granting of Phantom Stock Options.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Award” means a grant of Phantom Stock Options under the Plan.

2.2 “Award Agreement” means a written agreement pursuant to this Plan between a Participant and the Company which sets out the terms of the Award.

2.3 “Board” means the board of directors of the Company.

2.4 “Cause” means (i) serious, willful misconduct with respect to the Participant’s duties as an employee of the Company; (ii) engaging in any competitive behavior defined below; (iii) the Participant’s indictment for a felony; (iv) the Participant’s commission of fraud, embezzlement, theft or other act involving dishonesty, or a crime constituting moral turpitude, in any case whether or not involving the Company, that, in the opinion of the Company, renders the Participant’s continued employment harmful to the Company; (v) the voluntary resignation of the Participant without the prior consent of the Company; (vi) substance abuse on the part of the Participant; or (vii) the Participant acting in bad faith relative to the Company’s business interests.

For purposes of the Plan, a Participant shall be deemed to engage in competitive behavior if he (a) directly or indirectly, without the consent of the Company, solicits or provides any services such as those provided by the Company for anyone (i) who is a customer or client of the Company; or (ii) who is a prospective customer or client of the Company with whom the Company has discussed possible business relationships; (b) requests, induces or attempts to influence any distributor or supplier of goods or services to the Company to curtail or cancel any business they may transact with the Company; (c) requests, induces or attempts to influence any client or customer of the Company that has done business with, or potential client or customer which has been in contact with, the Company to curtail or cancel any business they may transact with the Company; or (d) requests, induces or attempts to influence any employee of the Company to terminate his or her employment with the Company.

Integris Metals, Inc.

PHANTOM STOCK OPTION PLAN

2.5 “Change of Control” or “COC” means any change in the current ownership structure in which the current shareholders cease to own at least 50% of the Company’s common stock.

2.6 “Code” means the Internal Revenue Code of 1986, as amended.

2.7 “Company” means Integris Metals, Inc., a New York corporation.

2.8 “Company Value” means the value of the Company for purposes of this Plan, and shall be based on a fixed 6.5 times multiple of EBITDA for each fiscal year, computed as of the last day of the fiscal year. For purposes of the Plan, the EBITDA in any particular year shall not be less than $97.38 million.

2.9 “Date of Grant” means the effective date on which an option Award is made to a Participant as set forth in the applicable Award Agreement.

2.10 “Disability” shall be defined as in the Integris Long-Term Disability Plan.

2.11 “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization of the Company for each fiscal year.

2.12 “Employee” shall mean any person who is employed the Company, is on the Company’s payroll, and whose wages are subject to withholding under the Federal Insurance Contributions Act, codified in Code § 3121.

2.13 “Exercise Period” shall mean the time period subsequent to the end of a fiscal year, as determined by the Plan Administrator, during which a Participant may exercise a vested Award.

2.14 “Formula Value” of a share of Phantom Stock shall mean the Company Value per share computed as of the last day of the fiscal year prior to an event requiring such determination. Formula Value is based on the Company Value divided by the number of issued and outstanding shares of Phantom Stock. For purposes of the Plan, the number of issues and outstanding shares of Phantom Stock shall be 50,000,000.

2.15 “Good Reason” means (i) a reduction in the compensation paid to Participant, unless such reduction is comparable to an across-the-board reduction applicable to all senior management employees of the Company due to adverse business circumstances, or (ii) a request of Participant to relocate his office to a distance of greater than fifty (50) miles from the present site of his office

2.16 “Grant Value” of a Participant’s Award means the Formula Value on the Date of Grant multiplied by the number of awards granted to the Participant, and is based on a multiple of the Participant’s annual base salary in effect at the time of grant.

2.17 “Phantom Stock” means a hypothetical share of the Company for purposes of the Plan.

2.18 “Initial Public Offering” shall mean the Company’s first offering of common stock to the public that is registered under the Securities Act of 1933, as amended, with the Securities and Exchange Commission.

2.19 “Plan” means the Integris Metals, Inc. Phantom Stock Option Plan, as amended from time to time.

Integris Metals, Inc.

PHANTOM STOCK OPTION PLAN

2.20 “Participant” shall mean an executive officer or key Employee of the Company to whom an Award is granted under the Plan.

2.21 “Plan Administrator” means the executive committee appointed or designated by the Board, or Compensation Committee of the Board, to administer the Plan in accordance with Article 3 of the Plan.

2.22 “Retirement” of a Participant shall mean a Participant’s Termination of Service which is designated by the Plan Administrator as a “retirement” for purposes of the Plan or, if applicable, a Participant’s date of termination after the normal retirement date specified in a plan maintained by the Company under which the Participant is covered, and which is qualified under section 401(a) of the Code.

2.23 “ROCE” means return on capital employed, as determined by the fiscal year prior to an Exercise Period.

2.24 “Strike Price” of a Phantom Stock Option shall mean the Formula Value of the Phantom Stock at Date of Grant. For purposes of the Plan, the strike price for any particular Award shall not be less than $12.66.

2.21 “Termination of Service” occurs when a Participant ceases to serve as an Employee of the Company.

ARTICLE 3

ADMINISTRATION

The Plan shall be administered by the Board through the Board Compensation Committee; provided, however, that the Compensation Committee shall appoint a Plan Administrator to administer the Plan. The Plan Administrator shall be an executive committee comprised of Company senior management. Hereafter, any reference to the Plan Administrator that relates to administration of the Plan shall be considered to refer to the executive committee. The Board may, upon resolution, delegate some or all of its powers with respect to the administration of the Plan to the Plan Administrator. The Plan Administrator shall have only such powers as may be so delegated.

If the Board delegates some or all of its power to the Plan Administrator as provided hereunder, any member of the Plan Administrator (or all members in the event the Board elects to assume direct responsibility for administration of the Plan) may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Plan Administrator may be filled by appointment by the Board. If a committee is acting as the Plan Administrator, such committee shall select one of its members to act as its chairman and shall make such rules and regulations for its operation as it deems appropriate; and a majority of the committee shall constitute a quorum and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of the Plan Administrator.

The Plan Administrator shall have discretion to (i) administer the Plan, and (ii) make such other determinations and take such other action as it deems necessary or advisable to administer the Plan. Without limiting the generality of the foregoing sentence, the Plan Administrator may, in its sole discretion (but in a uniform and consistent manner), treat all or any portion of any period during which a holder is on military leave or on an approved leave of absence from the Company as a period of employment of such holder by the Company for the purpose of determining his or her Exercise Period under Article 6. Any interpretation, determination, or other action made or taken by the Plan Administrator shall be final, binding, and conclusive on all interested parties.

Integris Metals, Inc.

PHANTOM STOCK OPTION PLAN

ARTICLE 4

ELIGIBILITY

Executive officers and key Employees are eligible to receive Awards under the plan. The CEO, on behalf of the Plan Administrator, will recommend to the Compensation Committee of the Board (the “Compensation Committee”) those executive officers and key Employees to participate in the plan, as well as the number of awards to be granted to each Participant. The Compensation Committee, upon recommendation from the CEO of the company, shall approve the eligible persons to whom Awards will be granted. Awards may be granted at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Plan Administrator shall recommend. Except as required by the Plan, Awards granted at different times need not contain similar provisions. The Plan Administrator’s recommendations and the Compensation Committee’s determinations under the Plan (including without limitation determinations of which persons, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5

GRANT OF AWARDS; DETERMINATION OF AWARD SIZE

5.1 Grant of Awards. The grant of an Award shall be evidenced by an Award Agreement, in a form approved by the Plan Administrator, between the Company and the Participant. Each such Award Agreement shall set forth its Date of Grant, the number of options granted, the Strike Price of the options, the period during which the options shall vest, and the period during which the options shall be exercisable. Each such Award Agreement shall be subject to the express terms and conditions of the Plan, and shall be subject to such other terms and conditions, which, in the reasonable judgment of the Plan Administrator, are appropriate and not inconsistent with the Plan. Any Award pursuant to the Plan must be granted within ten (10) years of the Effective Date of the Plan.

5.2 Determination of Award Size. The number of Awards granted to a Participant in any particular year is based on Grant Value as a multiple of the annual base salary of the Participant in effect at the time of grant. For purposes of the Plan, the Grant Value for any Participant in a particular year shall not exceed six times the annual base salary in effect at time of grant.

ARTICLE 6

EXERCISE PERIOD; VESTING; CHANGE OF CONTROL; INITIAL PUBLIC OFFERING

6.1 Exercise Period. Subject to the other provisions of the Plan, an Award Agreement shall set forth the period or periods during which Phantom Stock Options may be exercised, in whole or in part, and redeemed for payment of the Actual Exercise Value (as defined in Section 8.3) in accordance with Article 8 below; such period during which an Award may be exercised is referred to as the Award’s “Exercise Period”. The Exercise Period for an Award may be reduced or terminated upon Termination of Service as defined in Article 7. No portion of any Award may be exercised after the expiration of the Exercise Period immediately following the six (6) year anniversary from its Date of Grant.

6.2 Vesting. Unless determined otherwise by the Plan Administrator, the vesting of Awards granted is as follows:

•	50% vesting on the 2nd anniversary of the Date of Grant

•	25% vesting on the 3rd anniversary of the Date of Grant

•	25% vesting on the 4th anniversary of the Date of Grant

Integris Metals, Inc.

PHANTOM STOCK OPTION PLAN

6.3 Initial Public Offering. In the event of an Initial Public Offering (“IPO”), Participants are entitled to vest immediately in the 50% portion of their Awards that are scheduled to vest on the 2nd anniversary of the Date of Grant as stipulated in Section 6.2 above, but only to the extent that such 50% portion has not already vested. Upon exercise of any vested Award upon an IPO, Participants are entitled to receive the difference between the IPO price and the Strike Price, and, at the discretion of the Participant, may be settled in cash or in stock of the publicly traded company, or a combination of both.

All unvested portions of Awards shall be converted into nonqualified stock options with similar value and vesting provisions to purchase shares of the publicly traded company.

6.4 Change of Control. In the event of a Change of Control (“COC”), Participants are entitled to receive the difference between the COC price and the Strike Price upon exercise of vested Awards. For unvested Awards, Participants are entitled to receive replacement long-term incentive awards with similar value and vesting provisions in the resulting company upon COC. In the event that Participants do not receive replacement long-term incentive awards with similar value and vesting provisions upon COC, all unvested Awards shall vest immediately and such Participants shall be entitled to receive the difference between the COC price and the Strike Price upon exercise of such vested Awards.

In addition, if prior to the vesting of a replacement award, a Participant’s employment is terminated by the resulting company for any reason other than Cause subsequent to a COC, such unvested awards vest immediately.

ARTICLE 7

TERMINATION OF SERVICE

In the event of Termination of Service of a Participant, vested and unvested Awards shall be treated as follows:

7.1 Death. Upon the Participant’s death, all of the Participant’s Awards automatically vest and must be exercised by the Participant’s estate or personal representative during the next Exercise Period following the Participant’s death. Otherwise, all of the Participant’s Awards shall be cancelled. However, if complying with the Exercise Period requirement above is deemed a hardship to the Participant’s estate or personal representative, the Plan Administrator may, at it’s discretion, extend the Exercise Period to provide additional time for the Participant’s estate or personal representative to exercise the vested Awards.

7.2 Disability. Upon the Participant’s Disability, all of the Participant’s Awards automatically vest and must be exercised during the next Exercise Period following the Participant’s Termination of Service due to Disability. Otherwise, all of the Participant’s Awards shall be cancelled. However, if complying with the Exercise Period requirement above is deemed a hardship to the Participant, the Plan Administrator may, at it’s discretion, extend the Exercise Period to provide additional time for the Participant to exercise the vested Awards.

7.3 Retirement. Upon the Participant’s Retirement, the Participant vested Awards must be exercised during either of the next two Exercise Periods to the extent such Awards are exercisable at the date of such Termination of Service. Otherwise, all of the Participants vested Awards shall be cancelled. All unvested options expire immediately.

7.4 Voluntary Termination with Good Reason or Termination Without Cause. Upon the Participant’s voluntary termination with Good Reason or termination by the Company without Cause, the Participant shall have until the next Exercise Period to exercise any Award to the extent such Awards are exercisable at the date of such Termination of Service. All unvested options expire immediately.

Integris Metals, Inc.

PHANTOM STOCK OPTION PLAN

7.5 Voluntary Termination without Good Reason or Termination With Cause. Upon the Participant’s voluntary termination without Good Reason or Termination by the Company with Cause, all options, whether vested or unvested, expire immediately.

ARTICLE 8

EXERCISE OF PHANTOM STOCK; AWARD DEFERRAL

8.1 Exercise. Vested Awards that are exercisable in accordance with the Plan or applicable Award Agreement may be exercised by a Participant into cash only in accordance with this Article 8 and the terms and conditions of the applicable Award Agreement. To exercise vested Awards, a Participant must deliver to the Plan Administrator a written notice of exercise stating the number of Awards to be exercised. Such exercise shall be effective on the date of receipt by the Plan Administrator (the “Exercise Date”).

8.2 Timing. Awards may only be exercised during one pre-determined two-week Exercise Period each year. The Exercise Period, unless determined otherwise by the Board or Plan Administrator, shall commence on the first day following the first Board meeting subsequent to the closing of the Company’s financial statements.

8.3 Amount Payable. Upon receipt by the Plan Administrator of a proper written notice of exercise by a Participant in accordance with the terms of the Plan and the individual Award Agreement, the Participant shall be entitled to receive a cash payout equal to: (i) the aggregate Formula Value of the Phantom Stock on the Exercise Date, less (ii) the aggregate Strike Price of the options exercised (the result of which is hereinafter referred to as the “Target Exercise Value”) multiplied by the previous 12 month’s Return on Common Equity (“ROCE”) performance-based rating, ranging from 10% to 160% (the result of which is hereinafter referred to as the “Actual Exercise Value”). However, Participants are not entitled to any ROCE adjustment in the event of an IPO or a COC.

8.4 Payment. Subject to Section 6.1, when a Participant exercises an Award under the Plan, the Company shall settle the Actual Exercise Value payable to the Participant in a lump sum within 30 days after the Exercise Date.

8.5 Compliance with Other Laws and Regulations. The Board may instruct the Plan Administrator to obtain such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any law or regulation of any governmental authority.

8.6 Award Deferral. Participants may elect to defer the payment of Awards in cash under such rules and procedures as established by the Plan Administrator, and may also provide that deferred settlements include the crediting of interest on the deferral amounts.

ARTICLE 9

AMENDMENT OR DISCONTINUANCE

The Plan may be amended or discontinued by the Board at any time. However, no amendment may adversely affect an outstanding Phantom Stock Option Agreement without the consent of the Participant.

Integris Metals, Inc.

PHANTOM STOCK OPTION PLAN

ARTICLE 10

TERM

The Plan shall be effective as of January 1, 2002. Unless sooner terminated by action of the Board, the Plan will terminate on the tenth (10th) anniversary of the effective date, but Awards granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11

CAPITAL ADJUSTMENTS

If at any time while the Plan is in effect, or Phantom Stock Options are outstanding, there shall be (i) an Initial Public Offering, (ii) a Change of Control, or (iii) an increase or decrease in the number of issued and outstanding shares of common stock of the Company resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split–up, combination, or exchange of shares of the Company’s common stock, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company, then and in such event:

(i) An appropriate adjustment shall be made in the Strike Price or the maximum number of Phantom Stock then subject to being awarded under the Plan, to the extent that the same proportion of the Company’s value or issued and outstanding shares of Phantom Stock shall continue to be subject to being so awarded; and

(ii) Appropriate adjustments shall be made in the Strike Price or the number of Phantom Stock Options outstanding under each Award Agreement, to the extent that the same proportion of the Company’s value or issued and outstanding shares of Phantom Stock in each such instance shall remain subject to redemption.

Upon the occurrence of each event requiring an adjustment with respect to any Award, the Company shall mail to each affected Participant its computation of such adjustment that shall be conclusive and binding upon each such Participant.

ARTICLE 12

RECAPITALIZATION, MERGER AND CONSOLIDATION

The existence of the Plan and Awards granted hereunder shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1 No Right to Continued Employment. Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company.

13.3 No Rights as a Shareholder. A Participant shall not have any rights as a shareholder with respect to any Award.

Integris Metals, Inc.

PHANTOM STOCK OPTION PLAN

13.4 Indemnification of Board and Plan Administrator. No member of the Board or the Plan Administrator, nor any officer or Employee of the Company acting on behalf of the Board or the Plan Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Plan Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

13.5 Effect of the Plan. No action of the Board or the Plan Administrator shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

13.6 Compliance With Other Laws and Regulations. The Plan, the grant and redemption of Awards hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

13.7 Tax Requirements. The Company shall have the right to deduct from all Awards hereunder settled in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments

13.8 Non-Assignability. Awards granted to a Participant may not be transferred or assigned other than by will or by the laws of descent and distribution. If the Participant attempts to alienate, assign, pledge, hypothecate, or otherwise dispose of his Award or any right thereunder, except as provided for in the Plan or the Award Agreement, or in the event of any levy, attachment, execution, or similar process upon the right or interest conferred by the Plan or the Award Agreement, the Plan Administrator may terminate the Participant’s Award Agreement by notice to him, upon which the Awards become null and void.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of 3 March, 2003, by its President and CEO pursuant to prior action taken by the Board.

Integris Metals Incorporated

By:	/s/ HARRY JONES
Harry Jones~President and CEO

Witnessed By:	/s/ JOHN R. SMITH
John R. Smith~VPHR